EXHIBIT 10

February 5, 2016

The Republic of Chile Ministry of Finance Teatinos 120, piso 12. Santiago, Chile	Writer’s direct dial: +56-2-2472 7019

Ladies and Gentlemen:

We have acted as special Chilean counsel to the Republic of Chile (the “Republic”) in connection with the Republic’s offering, pursuant to registration statements (Nos. 333-183920, 333-204289 and 333-208778) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) of €1,200,000,000 aggregate principal amount of the Republic’s 1.750% Notes due 2026 (the “Notes”) issued pursuant to an indenture dated as of December 12, 2014 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of May 27, 2015 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”). Such Registration Statement, as of January 11, 2016, the date on which the most recent Form 18-K/A was filed as an amendment thereto, insofar as it relates to the Notes (as determined for purposes of Rule 430B(f)(2) under the Securities Act), but excluding the documents incorporated by reference therein, are herein called the “Registration Statements”; the related prospectus dated January 12, 2016 included in the Registration Statement as filed with the Commission, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus”; the related preliminary prospectus supplement dated January 12, 2016, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated January 12, 2016, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement”. The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus”.

In arriving at the opinion expressed below, we have reviewed the following documents:

(a) the Registration Statement and the Final Prospectus;

(b) the Indenture;

(c) the Authorization dated as of January 20, 2016 (the “Authorization”), pursuant to which the terms of the Notes were established;

(d) a facsimile copy of the Notes, in global form as executed by Chile and authenticated by the Trustee; and

(e) all the relevant provisions of the Constitution of Chile and all relevant laws and orders of Chile, including but not limited to the following (copies and translations of which are attached as Exhibit A to this opinion):

(i) Articles 32, number 6; 63, numbers 7 and 8; and 65, paragraph 4, number 3 of the Constitution of the Republic of Chile of 1980, as amended;

(ii) Article 3 of Law No. 20,882 (Ley N° 20.882), published in the Official Gazette on December 5, 2015, complemented as published in the Official Gazette on December 24, 2015 and amended by Law No. 20,890, published in the Official Gazette on December 26, 2015;

(iii) Articles 45, 46, 47 and 47 bis of Decree Law 1,263 of November 21, 1975;

(iv) Decree Law 2,349 of October 13, 1978;

(v) Supreme Decree No. 1979 dated December 11, 2015 of the Ministry of Finance of the Republic and published in the Official Gazette on January 9, 2016; and

(vi) all such other documents, instruments and rules as we have deemed necessary as a basis for the opinion hereinafter expressed.

We have assumed for purposes of this opinion: (i) that the Trustee has adequate power, authority and legal right to enter into the Indenture, to execute the documents and take the actions to be executed and taken thereunder, including the authentication of the Notes; (ii) the authenticity of all documents examined by us (and the completeness of and conformity to the originals of any copies thereof submitted to us) and the genuineness of all signatures; and (iii) that the Notes and the Indenture, and any other related agreement or document that is stated to be governed by and construed in accordance with New York law, has been duly authorized, executed and delivered pursuant to New York law.

Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that under and with respect to the present laws and regulations of Chile, the Notes have been duly executed and delivered by the Republic and constitute valid and legally binding obligations of the Republic.

In rendering this opinion we have relied, without independent investigation, (i) to the extent this opinion involves any matter of United States Federal and New York law, upon the opinion of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to the Republic, dated as of even date herewith and included as an exhibit to the Amendment No. 4 to the Republic’s Annual Report on Form 18-K/A for the Fiscal Year ended December 31, 2014 (the “Amendment”); and (ii) as to matters of fact, to the extent we have deemed proper, on certificates of officers of the Republic and certificates or other written statements of Chilean officials having custody of relevant documents.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the reference to our name under the caption “Validity of the Securities” in the Base Prospectus and “Validity of the Notes” in the Final Prospectus Supplement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Cordially yours,

Morales & Besa Limitada, Abogados

/s/ Pedro García M.

By: Pedro García M.

A Partner

EXHIBIT A

The following are the most relevant provisions contained in the Constitution of Chile and Chilean laws governing incurrence in public indebtedness by the Republic of Chile, referred to in the opinion letter dated as of January 20, 2016 by Morales & Besa Limitada, Abogados, special Chilean Counsel to the Republic of Chile.

TABLE OF CONTENTS

I.	CONSTITUCIÓN POLÍTICA DE LA REPÚBLICA DE CHILE
CONSTITUTION OF THE REPUBLIC OF CHILE

II.	LEY N° 20.882 - LEY DE PRESUPUESTOS PARA EL SECTOR PÚBLICO, CORRESPONDIENTE AL AÑO 2016
LAW No. 20,882 - 2016 PUBLIC SECTOR BUDGET LAW

III.	DECRETO LEY Nº 1.263 DE 1975 – DECRETO LEY ORGÁNICO DE ADMINISTRACIÓN FINANCIERA DEL ESTADO.
DECREE LAW No. 1,263 OF 1975 - FINANCIAL ADMINISTRATION OF THE REPUBLIC

IV.	DECRETO LEY Nº 2.349 DE 1978 – ESTABLECE NORMAS SOBRE CONTRATOS INTERNACIONALES PARA EL SECTOR PÚBLICO.
DECREE LAW No. 2,349 OF 1978 - RULES REGARDING INTERNATIONAL CONTRACTS FOR STATE SECTOR.

V.	DECRETO SUPREMO N° 1.979 DE 2016 - AUTORIZA EMISIÓN DE DEUDA PÚBLICA DIRECTA DE LARGO PLAZO Y SU COLOCACIÓN EN EL MERCADO EXTERNO.
SUPRIME DECREE No. 1,979 OF 2015 - AUTHORIZES ISSUANCE OF DIRECT LONG TERM PUBLIC INDEBTEDNESS AND ITS PLACEMENT ABROAD

                                                                     I.            CONSTITUCIÓN POLÍTICA DE LA REPÚBLICA DE CHILE.

“…

Artículo 32.- Son atribuciones especiales del Presidente de la República:

…

6º.- Ejercer la potestad reglamentaria en todas aquellas materias que no sean propias del dominio legal, sin perjuicio de la facultad de dictar los demás reglamentos, decretos e instrucciones que crea convenientes para la ejecución de las leyes;

…

Artículo 63.- Sólo son materias de ley:

…

7) Las que autoricen al Estado, a sus organismos y a las municipalidades, para contratar empréstitos, los que deberán estar destinados a financiar proyectos específicos. La ley deberá indicar las fuentes de recursos con cargo a los cuales deba hacerse el servicio de la deuda. Sin embargo, se requerirá de una ley de quórum calificado para autorizar la contratación de aquellos empréstitos cuyo vencimiento exceda del término de duración del respectivo período presidencial.

Lo dispuesto en este número no se aplicará al Banco Central;

8) Las que autoricen la celebración de cualquier clase de operaciones que puedan comprometer en forma directa o indirecta el crédito o la responsabilidad financiera del Estado, sus organismos y de las municipalidades.

Esta disposición no se aplicará al Banco Central;

…

Artículo 65.- [Inciso 4º]

Corresponderá, asimismo, al Presidente de la República la iniciativa exclusiva para:

3º.- Contratar empréstitos o celebrar cualquiera otra clase de operaciones que puedan comprometer el crédito o la responsabilidad financiera del Estado, de las entidades semifiscales, autónomas, de los gobiernos regionales o de las municipalidades, y condonar, reducir o modificar obligaciones, intereses u otras cargas financieras de cualquier naturaleza establecidas en favor del Fisco o de los organismos o entidades referidos;

…”

Convenience English Translation

CONSTITUTION OF THE

REPUBLIC OF CHILE

“…

Article 32.- The following are special powers vested on the President of the Republic:

…

6°.- The exercise of regulatory Powers in all such matters not included within the legal domain; provided, however, that he will have the ability to issue all other regulations, decrees and instructions as he deem convenient for the due execution of the laws;

…

Article 63.- It is reserved to the law:

…

7) Those that authorize the State, its bodies and the Municipalities to contract loans that shall have the purpose to finance specific projects. The law must indicate the sources of the funds out of which the debt should be served. However, the contracting of loans the maturity date of which exceeds the duration of the term of the respective presidential period shall require authorization by virtue of a law passed by a qualified quorum.

The provisions of this number shall not apply to the Central Bank;

8) Those that authorize any type of transaction which may, directly or indirectly, affect the credit or the financial responsibility of the State, its bodies and the Municipalities.

The provisions of this number shall not apply to the Central Bank;

…

Article 65.- [paragraph 4]

…

The President of the Republic shall also have the exclusive [legislative] initiative for:

3.- Contracting loans or enter into any other transactions which may affect the public ﬁnancial credit or the ﬁnancial responsibility of the public, semipublic, autonomous agencies or municipalities, and cancel, reduce or amend obligations, interest provisions or other ﬁnancial undertakings of any nature, established on behalf of the Republic (Fisco) or of the above mentioned entities or agencies;” …”

II. LEY N° 20.882 - LEY DE PRESUPUESTOS DEL

SECTOR PÚBLICO PARA EL AÑO 2016

(Diario Oficial de 5 de diciembre de 2015)

“…

Artículo 3°.- Autorízase a la Presidenta de la República para contraer obligaciones, en el país o en el exterior, en moneda nacional o en monedas extranjeras, hasta por la cantidad de US$ 9.000.000 miles que, por concepto de endeudamiento, se incluye en los Ingresos Generales de la Nación.

Autorízasele, además, para contraer obligaciones, en el país o en el exterior, hasta por la cantidad de US$ 500.000 miles o su equivalente en otras monedas extranjeras o en moneda nacional.

Para los fines de este artículo, se podrá emitir y colocar bonos y otros documentos en moneda nacional o extranjera, los cuales podrán llevar impresa la firma del Tesorero General de la República.

La parte de las obligaciones contraídas en virtud de esta autorización que sea amortizada dentro del ejercicio presupuestario 2016 y aquéllas que se contraigan para efectuar pago anticipado total o parcial de deudas constituidas en ejercicios anteriores, deducidas las amortizaciones incluidas en esta ley para el año 2016, no serán consideradas en el cómputo del margen de endeudamiento fijado en los incisos anteriores.

No se imputarán a la suma de las cantidades señaladas en los incisos primero y segundo de este artículo, las obligaciones que se contraigan para solventar el pago de bonos de reconocimiento a que alude el artículo tercero transitorio del decreto ley Nº3.500, de 1980, hasta por un monto del equivalente a US$ 1.000.000 miles.

La autorización que se otorga a la Presidenta de la República será ejercida mediante decretos supremos expedidos a través del Ministerio de Hacienda, en los cuales se identificará el destino específico de las obligaciones que se contraigan, indicando las fuentes de recursos con cargo a los cuales debe hacerse el servicio dela deuda. Copia de estos decretos serán enviados a las Comisiones de Hacienda del Senado y de la Cámara de Diputados dentro de los quince días siguientes al de su total tramitación.

…”

Convenience English Translation

LAW No. 20,882

2016 PUBLIC SECTOR BUDGET LAW

(Published in the Official Gazette of December 5, 2015)

“…

Article 3. The President of the Republic is hereby authorized to contract debt obligations in Chile or abroad up to the amount of US$ 9,000,000,000 or the equivalent thereof in other foreign currencies or in domestic currency, which, for the purposes of indebtedness, shall be included in the General Revenues of the Nation.

The President is also authorized to contract debt obligations in Chile or abroad up to the amount of US$ 500,000,000 or its equivalent in other foreign currency or Chilean currency.

For purposes of this article, (the authorization covers) the issuance and placement of bonds and other instruments denominated in domestic or foreign currency, which instruments may bear the printed signature of the Treasurer General of the Republic.

The portion of the obligations incurred pursuant to this authorization which is repaid within the budget year 2016 and those incurred for the prepayment of indebtedness’ incurred in prior years, after deducting amortizations provided for in this law for the year 2016, will not be considered in the computation of the indebtedness margin established in the preceding paragraphs.

Obligations incurred up to the amount of US$ 1,000,000,000 for the payment of the (social security) reconnaissance bonds referred to in the third transitory article of decree law No. 3,500 will not be imputed to the sum of the amounts referred to in paragraphs 1 and 2 above.

The President of the Republic shall exercise the authorization granted herein by issuing one or more supreme decrees through the Ministry of Finance (Ministerio de Hacienda), which will indicate the specific end use of the obligations to be assumed and the source of the funding to service the debt. A copy of these decrees will be sent to each of the Senate’s and the House of Representatives’ Finance Committees within fifteen days following their final issuance.

…”

                 II.            DECRETO LEY Nº 1.263 DE 1975 - DECRETO LEY ORGÁNICO DE ADMINISTRACIÓN FINANCIERA DEL ESTADO.

(Diario Oficial de 18 de noviembre de 1975 y modificaciones posteriores)

“…

TÍTULO IV

Del crédito público

…

Artículo 45°.- En las obligaciones que contraiga el Fisco, el Tesorero General de la República deberá suscribir los títulos de créditos fiscales.

Los títulos referidos que deban firmarse en el exterior, podrán ser suscritos por el funcionario que designe el Presidente de la República, en remplazo del Tesorero General.

Artículo 46º.- El Contralor General de la República refrendará todos los documentos de deuda pública que se emitan.

Ningún documento de deuda pública será válido sin la refrendación del Contralor General de la República o de otro funcionario o institución que, a propuesta de él, designe el Ejecutivo.

La Contraloría General de la República llevará la contabilización de toda la deuda pública.

Artículo 47º.- El Estado puede colocar los títulos de la deuda pública en el mercado de capitales directamente, por medio de la Tesorería General de la República, o en forma indirecta, mediante la colocación a través de agentes o consorcios financieros nacionales o extranjeros tales como bancos comerciales, bolsas de comercio u otras.

Podrá establecerse el pago de una comisión por la colocación de estos títulos.

Artículo 47º BIS.- En la emisión de bonos y otros valores representativos de deuda pública que emita el Estado, el Ministerio de Hacienda, mediante decreto supremo cumplido bajo la fórmula "Por orden del Presidente de la República", podrá disponer que tales bonos o valores sean emitidos sin la obligación de imprimir títulos o láminas físicas que evidencien la deuda pública correspondiente. El decreto supremo señalado precedentemente deberá indicar, para una o más emisiones determinadas, o en general, para todas las emisiones, las reglas, requisitos y demás modalidades necesarias para hacer valer los derechos emanados de los bonos o valores emitidos en la forma antes señalada, incluyendo el procedimiento requerido para transferirlos.

En caso que los bonos o valores se emitan en la forma señalada en el inciso anterior, la suscripción por el Tesorero General de la República y la refrendación del Contralor General de la República, exigidas en los artículos 45 y 46 precedentes, deberá efectuarse en una réplica o símil de los bonos o valores emitidos, quedando de esta forma y para todos los efectos legales, autorizada y refrendada la totalidad de los bonos o valores que integran la serie correspondientemente emitida y cuyos términos y condiciones serán idénticos a dicha réplica.

De la misma manera, tratándose de emisiones de bonos y valores efectuadas en la forma establecida en los incisos precedentes, el emisor deberá mantener un registro de anotaciones en cuenta a favor de los tenedores de los correspondientes valores representativos de la deuda pública. La mantención del mencionado registro podrá ser contratada con un tercero, en la forma que indique el decreto supremo a que se refiere el inciso primero.

…”

Convenience English Translation

DECREE LAW No. 1,263 OF 1975

FINANCIAL ADMINISTRATION OF THE REPUBLIC

(Published in the Ofﬁcial Gazette of November 18, 1975, as amended)

“…

TITLE IV

Public Credit

…

Article 45.- The Treasurer General of the Republic (Tesorero General de la República) shall execute the credit instruments that evidence the indebtedness of the Republic.

If such instruments ought to be executed abroad an official designated by the President of the Republic may execute them for and on behalf of the Treasurer General of the Republic.

Article 46.- The Comptroller General of the Republic (Contralor General de la República) shall authenticate (“refrendar”) all such debt instruments that may be issued by the Republic.

No document purporting to evidence public indebtedness shall be valid as such if it is not authenticated by the Comptroller General of the Republic or such other public official or institution appointed by the Executive upon the proposition of the Comptroller General.

The Office of the Comptroller General shall keep the accounting of all the indebtedness of the Republic.

Article 47.- The Republic can place its debt instruments in the capital markets either directly, through the Treasury of the Republic, or indirectly, through its placement by national or international ﬁnancial agents or consortia such as commercial banks, stock exchanges or others.

The State may pay a commission for the placement of its debt.

Article 47 BIS.- The Ministry of Finance may approve, by means of Supreme Decree complied with and signed by using the “Upon Order of the President of the Republic", that bonds or other securities representing public debt be issued without the obligation of being evidenced in printed securities or physical sheets. Such supreme decree shall contain the rules, requirements and terms and conditions needed to exercise the rights arising therefrom, including provisions on transfer, which will apply to one or more precise issuances or in general, to all issuances,

If the bonds or securities are issued in accordance with the prior paragraph, the execution by the Treasurer General of the Republic (Tesorero General de la República) and the authentication (refrendación) by the Comptroller General of the Republic, required pursuant to Articles 45 and 46 above shall be made in a replica or facsimile of the issued bonds or securities, thereby the whole series of bonds or securities being issued becoming authorized and authenticated by the Comptroller General of the Republic in identical terms and conditions than those of such replica.

Likewise, the issuer shall keep a book entry system for the beneﬁt of the holders of the securities representing public debt, which may be carried out by a third party as provided in the corresponding supreme decree.

…”

IV. DECRETO LEY Nº 2.349 DE 1978 - ESTABLECE NORMAS SOBRE CONTRATOS INTERNACIONALES PARA EL SECTOR PÚBLICO.

(Diario Oficial de 28 de octubre de 1978 y modificaciones posteriores)

“…

Artículo 1º.- Decláranse válidos los pactos destinados a sujetar al derecho extranjero los contratos internacionales, cuyo objeto principal diga relación con negocios u operaciones de carácter económico o financiero, celebrados o que se celebren por organismos, instituciones o empresas internacionales o extranjeras que tengan el centro principal de sus negocios en el extranjero, con el Estado de Chile o sus organismos, instituciones o empresas.

Son igualmente válidas las estipulaciones por las cuales se haya sometido o se sometan diferendos derivados de tales contratos a la jurisdicción de tribunales extranjeros, incluyendo tribunales arbitrales previstos en mecanismos de arbitraje preestablecidos o en el respectivo contrato, como también las estipulaciones por las que se haya fijado o se fije domicilio especial y se haya designado o se designe mandatario en el extranjero para los efectos del contrato.

Lo dispuesto en los incisos anteriores igualmente es aplicable a los actos y contratos por los cuales el Estado de Chile o sus organismos, instituciones y empresas, hayan otorgado u otorguen, en cualquier forma, su garantía a terceros en los contratos a que se refiere el inciso primero.

En virtud del sometimiento a la jurisdicción de un tribunal extranjero, cesará el derecho a invocar la inmunidad de jurisdicción, a menos de estipulación expresa en contrario.

Artículo 2º.- Declárase que el Estado de Chile y sus organismos, instituciones o empresas, podrán renunciar a la inmunidad de ejecución en los contratos referidos en el artículo anterior. Con todo, tal renuncia se entenderá limitada al cumplimiento de sentencias recaídas en litigios derivados del contrato específico en que ella se haya convenido. Tratándose de organismos, instituciones y empresas con personalidad jurídica distinta a la del Estado, la renuncia afectará exclusivamente los bienes del dominio de la entidad contratante.

La renuncia pactada en los contratos a que se refiere este artículo, celebrados con anterioridad a la vigencia de este decreto ley, se entenderá válida con las mismas limitaciones señaladas en el inciso anterior.

Artículo 3º.- Para los efectos de este decreto ley, se entenderá por organismos, instituciones y empresas del Estado, todo servicio público, institución fiscal o semifiscal, centralizada o descentralizada, empresa del Estado y, en general, todo organismo autónomo creado por ley como, asimismo, toda empresa, sociedad o entidad pública o privada en que el Estado o sus empresas, sociedades o instituciones, centralizadas o descentralizadas, tengan aportes de capital, representación o participación superiores al 50% del capital social, aun cuando se exija norma expresa para aplicarles las disposiciones legales del sector público.

Artículo 4º.- Para que los contratos y estipulaciones indicados en los artículos 1° y 2° convenidos con posterioridad a la vigencia del presente decreto ley, queden regidos por sus disposiciones, será necesario que la sumisión al derecho extranjero o a tribunales extranjeros, el señalamiento de domicilio, la designación de mandatario en el extranjero y la renuncia a la inmunidad de ejecución, cuenten con la autorización del Presidente de la República, dada mediante decreto del Ministerio de Hacienda. Se exceptúan de esta exigencia el Banco Central y el Banco del Estado de Chile.

El Presidente de la República podrá otorgar su autorización en general a determinados organismos, instituciones o empresas del Estado, o en particular para algunas clases de contrato. En todo caso, esta autorización no podrá concederse por un plazo superior a un año; pero podrá renovarse.

La autorización a que se refiere este artículo no excluye otras necesarias en razón de la naturaleza del contrato de que se trate.

Artículo 5º.- Sin perjuicio de la validez de las estipulaciones contenidas en actos o contratos ya celebrados, no valdrá renuncia alguna en cuanto a la inmunidad de ejecución respecto de los fondos, derechos y bienes que el Banco Central de Chile mantuviere en el extranjero, por cuenta propia, salvo que dicha renuncia se refiera a obligaciones contraídas por dicho Banco.

Artículo 6º.- No procederá renuncia alguna de inmunidad de ejecución respecto de los bienes inmuebles y del mobiliario destinados a mantener una misión diplomática o consular o la residencia del jefe de ellas.

No valdrá renuncia alguna de inmunidad de ejecución con respecto a bienes destinados a fines militares, tanto aquellos que sean propiamente de carácter militar como aquellos que se encuentren bajo el control de una autoridad militar o agencia de defensa.

Artículo 7º.- Las estipulaciones contenidas en los artículos 1º y 2º no podrán pactarse en los contratos que se celebren en conformidad al decreto ley número 600, de 13 de Julio de 1974, y sus modificaciones.

Asimismo, no procederán en los contratos que se celebren sobre concesiones de bienes fiscales, ni en los actos o contratos que celebren los organismos, instituciones o empresas del Estado de Chile, cuando la legislación particular por la cual se rijan excluya en forma expresa la sumisión a la ley o tribunal extranjeros, o disponga que los diferendos que de ellos deriven deban ser sometidos a la ley chilena o a tribunales nacionales.

Artículo 8º.- La designación de mandatarios especiales a que se refiere el artículo 1° sólo podrá recaer, en el futuro, en un cónsul chileno general o particular o de distrito, en alguna agencia u oficina de organismos, instituciones o empresas del Estado de Chile con sede en el extranjero, o en el representante legal de dicha agencia u oficina.

Artículo 9º.- Cualquier Estado extranjero y sus organismos, instituciones y empresas podrán impetrar en Chile la inmunidad de jurisdicción y de ejecución, según el caso, en los mismos términos y con igual amplitud e idénticas excepciones como la reconociere su propia legislación en favor del Estado de Chile o de sus organismos, instituciones y empresas.

Artículo 10º.- Sustitúyese el N° 3 del artículo 245 del Código de Procedimiento Civil, por el siguiente:

"3.- Que la parte en contra de la cual se invoca la sentencia haya sido debidamente notificada de la acción. Con todo, podrá ella probar que, por otros motivos, estuvo impedida de hacer valer sus medios de defensa."

Artículo 11º.- Declárase que las operaciones de crédito con el exterior, pactadas con instituciones o empresas bancarias o financieras, extranjeras o internacionales, han estado y estarán sometidas, en cuanto a estipulaciones sobre intereses, comisiones, recargos, pago anticipado y demás condiciones financieras, a las modalidades usuales imperantes en el mercado externo de capitales, sin que les sean aplicables las disposiciones limitativas sobre la materia de la legislación nacional.

Se presume que las condiciones contenidas en operaciones aprobadas por el Banco Central de Chile son las imperantes en el respectivo mercado externo de capitales.

…”

Convenience English Translation

DECREE LAW No. 2,349 OF 1978

RULES REGARDING INTERNATIONAL

CONTRACTS FOR STATE SECTOR

(Published in the Ofﬁcial Gazette of October 28, 1978, as amended)

“…

Article 1.- Stipulations that subject to a foreign governing law the international agreements, the main purpose of which are businesses or transactions of an economic or ﬁnancial nature, that have been or will be executed between international or foreign entities, institutions or corporations whose main center of operations is located abroad and the Chilean State or its agencies, institutions or enterprises; are hereby declared valid.

Stipulations by which disputes arising out of such contracts have been or are submitted to the jurisdiction of foreign courts of arbitration contemplated in pre-established mechanisms of arbitration or in the respective contract, as well as stipulations by which special domiciles have been or are established and agents abroad have been or are designated for purposes of the contract; are likewise valid.

The above is also applicable to the acts and contracts by which the State of Chile or its organisms, institutions and enterprises have granted or grant, in any manner, its guarantee to the third parties in the contracts referred to in the ﬁrst paragraph.

By the submission to the jurisdiction of a foreign court, the right to invoke immunity from jurisdiction will cease, unless in case of express stipulation to the contrary.

Article 2.- It is declared that the State of Chile, its organisms, institutions or enterprises, may waive immunity from execution in the contracts referred to in the previous article.

However, such waiver will be limited to the enforcement of judgments obtained in lawsuits arising out of the specific contract in which said waiver has been given. In the case of organisms, institutions and enterprises with a legal personality separate from that of the State, the waiver will only affect assets belonging to them.

Waivers stipulated in the contracts referred to in this article that have been executed prior to this decree law will be valid with the same limitations indicated in the previous paragraph.

Article 3.- For the purposes of this decree law, organisms, institutions and companies of the State shall mean every public service, fiscal or semi-ﬁscal institution, centralized or decentralized, state-owned company, and in general, every autonomous organism created by law, as every enterprise, society or entity, public or private in which the State, its companies, societies or institutions, centralized or decentralized, have equity contributions, representation or participation exceeding 50% of the outstanding capital, even in those cases in which an explicit norm is required to apply to them public sector regulations.

Article 4.- In order that contracts and stipulations indicated in article 1 and 2 executed subsequently to this decree law be governed by its provisions, it will be necessary that the submission to foreign law or to foreign courts, the establishment of domicile, the designation of agents abroad and the waiver of domicile, the designation of agents abroad and the waiver of immunity from execution be authorized by the President of the Republic by decree of the Ministry of Finance. The Central Bank of Chile and the State Bank of Chile (Banco del Estado de Chile) are exempted from these requirements.

The President of the Republic may grant his authorization generally to certain state organisms, institutions or enterprises, or particularly for certain kinds of agreements.

In any event, this authorization may not be granted for a term of over one year, but it may be renewed.

The authorization referred to in this article does not exclude other authorizations that may be necessary in consideration of the nature of the contract in question.

Article 5.- Notwithstanding the validity of stipulations contained in acts and contracts already executed, no waiver regarding the funds, rights and property held by the Central Bank abroad will be valid, unless such waiver refers to obligations acquired by such Bank.

Article 6.- No waiver to immunity of execution shall be granted regarding the movable property and furniture of diplomatic or consular missions or the residence of the chief of any of them.

No waiver of immunity from execution shall be valid with respect to property destined to military purposes, including both military property of an inherently military character and property that is under the control of a military authority or defense agency.

Article 7.- Stipulations contained in articles 1° and 2° herein shall not be agreed in contracts executed under the provisions of Decree Law N° 600, of July I3, I974, an its amendments.

Likewise, they will not be agreed in contracts of concession of fiscal property, nor in acts or contracts executed by organisms, institutions or companies of the Chilean State, when particular legislation by which they are construed expressly excludes the submission of foreign law or courts, or dictates that disputes originates from them shall be submitted to Chilean law or Chilean Courts.

Article 8.- In the future, the appointment of special representatives referred to in article 1º shall only be to a Chilean general consul, or particular, or of a district, to some agency or office of organisms, institutions, or companies of the Chilean State with seat abroad, or to the legal representative of such agency or office.

Article 9.- Any foreign State and its organisms [agencies], institutions and enterprises may call for immunity of jurisdiction and execution in Chile, as the case may be, in the same terms and amplitude and identical exceptions as recognized by its own legislation in favor of the Chilean State, or of its organisms, institutions or companies.

Article 10.- Article 245 Nº 3 of the Civil Procedure Code is substituted by the following:

“3. That the party against which the sentence is being invoked has been duly served of the lawsuit. However, he may prove that, for different motives, he was prevented from assuming his defense.”

Article 11.- It is declared that all foreign loan operations, agreed with institutions or banking or finance companies, foreign or international, are and will continue to be submitted, regarding stipulations about interest, commissions, surcharges, prepayments and other financial conditions, to the terms prevailing in foreign capital markets, without being applicable to them the restrictive regulations provided for this matter in national legislation.

It is deemed that conditions contained in operations approved by the Central Bank are prevailing in the respective foreign capital market”

…”

V. DECRETO SUPREMO N° 1.979 DE 2015 -

AUTORIZA EMISIÓN DE DEUDA PÚBLICA DIRECTA DE LARGO PLAZO Y SU COLOCACIÓN EN EL MERCADO EXTERNO.

(Diario Oficial de 9 de enero de 2016)

Núm. 1.979.- Santiago, 11 de diciembre de 2015.

VISTOS:

El artículo 32 N° 6 de la Constitución Política de la República; el artículo 3° de la Ley N° 20.882; los artículos 45, 46, 47 y 47 bis del Decreto Ley N° 1.263, de 1975; el Decreto Ley N° 2.349, de 1978; y el artículo 2 N° 4 del Decreto con Fuerza de Ley N° 1, de 1994, del Ministerio de Hacienda; y

CONSIDERANDO:

1.- Que, en virtud del artículo 3° de la Ley N° 20.882, se autoriza a la Presidenta de la República para contraer obligaciones, en el país o en el exterior, en moneda nacional o en monedas extranjeras, hasta por la cantidad de nueve mil millones de dólares, moneda de los Estados Unidos de América, monto que, por concepto de endeudamiento, se incluirá en los Ingresos Generales de la Nación; y

2.- Que, en virtud de la norma citada en el numeral precedente, la parte de las obligaciones que se contraigan para efectuar el pago anticipado total o parcial de obligaciones contraídas en ejercicios anteriores, no será considerada en el cómputo del margen de endeudamiento fijado en dicha ley,

DECRETO:

Artículo 1°.- Autorícese al Ministro de Hacienda, al Subsecretario de Hacienda o al Cónsul General de Chile en Nueva York para que, indistintamente, representen al Fisco de la República de Chile, en adelante la “República de Chile”, en la emisión y colocación de bonos en los mercados externos, denominados y pagaderos en dólares de los Estados Unidos de América (en adelante, “Dólares USA” o “US$”) y/o denominados y pagaderos en euros, moneda de algunos países de la Unión Europea (en adelante, “Euro” o “€”); y en el pago anticipado total o parcial de obligaciones contraídas en ejercicios anteriores.

El monto agregado total máximo, denominado en Dólares USA y/o en Euros de las emisiones autorizadas por el presente decreto, será de hasta el equivalente a tres mil millones de Dólares USA (US$3.000.000.000). Del total emitido bajo esta autorización, un máximo de hasta el equivalente a mil millones de Dólares USA (US$1.000.000.000), podrá utilizarse para efectuar el pago anticipado total o parcial (en adelante, la “Recompra”) de una o más series de los bonos anteriormente emitidos por la República de Chile que se detallan a continuación:

(i)	Serie de bonos denominados en Dólares USA, emitidos con fecha 5 de agosto de 2010 y con vencimiento el 5 de agosto de 2020, por un monto de capital de mil millones de Dólares USA (US$1.000.000.000), en virtud del Decreto Supremo N° 567, de 2010, del Ministerio de Hacienda;
(ii)	Serie de bonos denominados en Dólares USA, emitidos con fecha 14 de septiembre de 2011 y con vencimiento el 14 de septiembre de 2021, por un monto de capital de mil millones de Dólares USA (US$1.000.000.000), en virtud del Decreto Supremo N° 1.195, de 2011, del Ministerio de Hacienda;

(iii)	Serie de bonos denominados en Dólares USA, emitidos con fecha 30 de octubre de 2012 y con vencimiento el 30 de octubre de 2022, por un monto de capital de setecientos cincuenta millones de dólares de los Estados Unidos de América (US$750.000.000), en virtud del Decreto Supremo N° 1.035, de 2012, del Ministerio de Hacienda;
(iv)	Serie de bonos denominados en Dólares USA, con fecha 30 de octubre de 2012 y con vencimiento el 30 de octubre de 2042, por un monto de capital de setecientos cincuenta millones de Dólares USA (US$750.000.000), en virtud del Decreto Supremo N° 1.035, de 2012, del Ministerio de Hacienda;
(v)	Serie de bonos denominados en Dólares USA, emitidos con fecha 12 de diciembre de 2014 y con vencimiento el 27 de marzo de 2025, por un monto de capital de mil sesenta millones ciento treinta y un mil Dólares USA (US$1.060.131.000), en virtud de los Decretos Supremos números 1.857 y 1.858, ambos de 2014, del Ministerio de Hacienda;
(vi)	Serie de bonos denominados en Euros, emitidos con fecha 12 de diciembre de 2014 y con vencimiento el 30 de enero de 2025, por un monto de ochocientos millones de Euros (€800.000.000), en virtud de los Decretos Supremos números 1.857 y 1.858, ambos de 2014, del Ministerio de Hacienda, y posteriormente reabiertos por un monto de cuatrocientos cuarenta millones de Euros (€440.000.000), en virtud del Decreto Supremo N° 489, de 2015, del Ministerio de Hacienda; y
(vii)	Serie de bonos denominados en Euros, emitidos con fecha 27 de mayo de 2015 y con vencimiento el 27 de mayo de 2030, por un monto de capital de novecientos cincuenta millones de Euros (€950.000.000), en virtud del Decreto Supremo N° 489, de 2015, del Ministerio de Hacienda.

Para el cálculo de la equivalencia en Dólares USA del monto a emitir y de pagos anticipados de bonos denominados en Euros, se utilizará la paridad vigente a la fecha del presente decreto, del Euro en relación al Dólar USA, publicada por el Banco Central de Chile en el Diario Oficial, de acuerdo a lo establecido en el artículo 44 de la Ley N° 18.840, Orgánica Constitucional del Banco Central de Chile.

Una vez concluidas las operaciones de colocación y Recompra de bonos señaladas en el inciso 2° del artículo 1° de este decreto, el Ministro de Hacienda oficiará la documentación respectiva que dé cuenta de los detalles de tales operaciones a la Contraloría General de la República, con el propósito de que ésta última corrobore el cumplimiento de los términos de la autorización contenidos en el presente decreto, proceda al cálculo del uso efectivo de margen de endeudamiento y establezca el remanente disponible para contraer otras obligaciones, en virtud de la autorización otorgada por el artículo 3° de la Ley N° 20.882.

En uso de esta facultad, cualquiera de los personeros antes mencionados podrá celebrar, otorgar, ejecutar o suscribir todos los actos, contratos y documentos que sean necesarios para proceder a la emisión, registro, colocación, enajenación y pago anticipado de obligaciones de endeudamiento así como para establecer cualquier otro aspecto requerido para llevar a cabo las operaciones de endeudamiento externo y Recompra que se autorizan, tales como: contrato o contratos de colocación, por el cual instituciones financieras se obligarán a colocar los bonos y, eventualmente, adquirirlos, y el contrato de agencia fiscal o sus modificaciones (fiscal agency agreement), o contrato de emisión similar (indenture) y otros contratos de agencia que, entre otros, regularán estas operaciones, solicitudes de registro ante organismos administrativos en otras jurisdicciones, tal como la Securities and Exchange Commission de los Estados Unidos de América

y/o bolsas de valores, que incluyan la emisión y colocaciones de bonos a que alude este decreto, y modificaciones a las mismas.

Artículo 2°.- Los recursos líquidos obtenidos para efectuar la Recompra se destinarán a cumplir obligaciones de la partida 50-01-04-34, Servicio de la Deuda Pública, específicamente al pago anticipado total o parcial de las series de bonos que se detallan en el inciso 2° el artículo 1° de este decreto. Por su parte, el saldo de los recursos líquidos obtenidos en las operaciones autorizadas mediante este decreto, se destinarán a cumplir obligaciones de las partidas 50-01-03-30, Adquisición de Activos Financieros.

Artículo 3°.- Las características y condiciones financieras del bono o bonos denominados en Dólares USA serán las siguientes:

a)	Emisor: República de Chile.
b)	Moneda y Expresión: Emitido y expresado en dólares de los Estados Unidos de América.
c)	Fecha de Emisión: Cualquier fecha desde la publicación del presente decreto en el Diario Oficial y hasta el 30 de diciembre de 2016.
d)	Modo y Fecha de Colocación: Una colocación durante el transcurso del año 2016.
e)	Precio de Colocación: El precio de colocación no podrá ser inferior al 90% de su valor par.
f)	Amortización de Capital: El capital será amortizado en una sola cuota, por el monto total del capital adeudado, pagadera al vencimiento.
g)	Vencimiento: Hasta 40 años, contados desde la Fecha de Emisión.
h)	Tasa de Interés: No superior a 6% anual.
i)	Pago de Intereses: Semestral, al término de cada período, contado desde la Fecha de Emisión. Sin perjuicio de lo anterior, podrá pactarse que el primer pago de intereses se efectúe hasta nueve meses después de la Fecha de Emisión.
j)	Comisión de Colocación: Hasta un 0,35% (cero coma treinta y cinco por ciento) sobre el monto total de los bonos suscritos, pagadera en Dólares USA, cantidad que será deducida de los recursos obtenidos de la colocación de los bonos.
k)	Otros Gastos: Conforme a lo establecido en el artículo 1°, podrá convenirse el pago de otras obligaciones pecuniarias usuales para este tipo de operaciones en los mercados financieros internacionales, tales como intereses penales, compensaciones, comisión de agencia u otras, tarifa de registro ante organismos administrativos, tal como la Securities and Exchange Commission de los Estados Unidos de América y/o de alistamiento en bolsa de valores, calificación de bonos y de riesgo-país; honorarios y reembolso de gastos que se irroguen con relación a esta emisión de bonos.
l)	Otros Términos y Condiciones: Los que se pacten en el contrato de agencia fiscal (fiscal agency agreement), en el contrato de emisión similar (indenture) y otros contratos de agencia o en el contrato de colocación suscritos conforme al artículo 1°.

Artículo 4°.- Las características y condiciones financieras del bono o bonos denominados y pagaderos en Euros serán las siguientes:

a)	Emisor: República de Chile.
b)	Moneda y Expresión: Emitido y expresado en Euros.
c)	Fecha de Emisión: Cualquier fecha desde la publicación del presente decreto en el Diario Oficial y hasta el 30 de diciembre de 2016.
d)	Modo y Fecha de Colocación: Una colocación durante el transcurso del año 2016.

e)	Precio de Colocación: El precio de colocación no podrá ser inferior al 90% de su valor par y será pagado en euros.
f)	Amortización de Capital: El capital será amortizado en una sola cuota por el monto total del capital suscrito, pagadera al vencimiento.
g)	Vencimiento: Hasta 40 años, contados desde la Fecha de Emisión.
h)	Tasa de Interés: No superior a 6% anual.
i)	Pago de Intereses: Anual, al término de cada periodo, contado desde la fecha de emisión. Sin perjuicio de lo anterior, podrá pactarse que el primer pago de intereses se efectúe en un plazo distinto al primer año transcurrido desde la Fecha de Emisión.
j)	Comisión de Colocación: Hasta un 0,35% (cero coma treinta y cinco por ciento) sobre el monto total de los bonos suscritos, pagadera en Euros, cantidad que será deducida de los recursos obtenidos de la colocación de los bonos.
k)	Otros Gastos: Conforme al procedimiento establecido en el artículo 1°, podrá convenirse el pago de otras obligaciones pecuniarias usuales para este tipo de operaciones en los mercados financieros internacionales, tales como intereses penales, compensaciones, comisión de agencia u otras, tarifa de registro ante organismos administrativos, tal como la Securities and Exchange Commission de los Estados Unidos de América y/o de alistamiento en bolsa de valores, calificación de bonos y de riesgo-país, otros honorarios y reembolso de gastos que se irroguen con relación a esta emisión de bonos.
l)	Otros Términos y Condiciones: Los que se pacten en el contrato de agencia fiscal (fiscal agency agreement), en el contrato de emisión similar (indenture) y contratos de agencia o en el contrato de colocación suscritos conforme al artículo 1°.

Artículo 5°.- Los documentos que se otorguen en virtud de lo dispuesto en el artículo 1° de este decreto deberán, además, ser firmados por el Tesorero General de la República y refrendados por el Contralor General de la República, según corresponda, en virtud de lo dispuesto en los artículos 45 y 46 del Decreto Ley N° 1.263, de 1975, o de la ley aplicable a los contratos referidos.

Autorícese al Cónsul General de Chile en Nueva York, en virtud de lo señalado en el inciso segundo del artículo 45 del Decreto Ley N° 1.263, de 1975, para que en el evento que los contratos y documentos a que se refiere este decreto se otorguen o suscriban en el exterior y el Tesorero General de la República no concurra a su otorgamiento, suscriba u otorgue dichos contratos y documentos en su representación, y para que en representación del Contralor General de la República, y a su petición, proceda a su refrendación.

Artículo 6°.- Dispóngase que los bonos puedan ser emitidos sin impresión física, no afectándose por ello la calidad jurídica de los mismos ni su naturaleza como valores, sujetándose en todo a lo establecido en el artículo 47 bis del Decreto Ley N° 1.263, de 1975 y a las siguientes reglas, las que constituyen la reglamentación requerida por el primer inciso de dicho artículo:

a)	La suscripción por el Tesorero General de la República y la refrendación del Contralor General de la República, exigidas en los artículos 45 y 46 del Decreto Ley N° 1.263, de 1975, deberá efectuarse en una réplica o símil de los bonos o valores emitidos, quedando de esta forma y para todos los efectos legales, autorizada y refrendada la totalidad de los bonos o valores que integran la serie correspondientemente emitida y cuyos términos y condiciones serán idénticos a dicha réplica.
b)	Se facultará al agente fiscal en el respectivo contrato de agencia fiscal (fiscal agency agreement) o sus modificaciones, u otra institución actuando en contrato de emisión similar

(indenture), para que mantenga, conforme a las normas que le sean aplicables, el registro a que se refiere el inciso final del artículo 47 bis del Decreto Ley N° 1.263, de 1975.

c)	La adquisición inicial y posterior transferencia de los bonos, así como las modalidades necesarias para hacer valer los derechos emanados de los bonos que se emitan, se efectuará mediante los procedimientos que se pacten en los actos y contratos referidos en el artículo 1°.

Artículo 7°.- Autorícese al Tesorero General de la República para que represente al Fisco de la República de Chile en la administración de esta emisión de deuda de largo plazo, estando especialmente facultado para, aunque no limitado a, ejecutar las siguientes funciones:

a)	Pagar los intereses, compensaciones, comisiones, honorarios y gastos que procedan de acuerdo a este decreto, en virtud del N°4 del artículo 2° del Decreto con Fuerza de Ley N° 1, de 1994, del Ministerio de Hacienda; los que podrán ser deducidos de los recursos obtenidos de la colocación de los bonos autorizados por este decreto.
b)	Rescatar los bonos a la fecha de su vencimiento, pudiendo celebrar acuerdos especiales para el rescate anticipado de los mismos. En este caso el rescate podrá hacerse en cualquier momento, en todo o en parte a prorrata, sin premio ni sanción.

Lo anterior, será efectuado por la Tesorería General de la República con cargo a los fondos que anualmente se consulten en el Programa Servicio de la Deuda Pública de la partida presupuestaria Tesoro Público de la ley de presupuestos del año correspondiente.

Artículo 8°.- Autorícese a los personeros mencionados en el artículo 1° de este decreto para que en los actos, contratos y documentos que suscriban en virtud de lo allí dispuesto, acepten estipulaciones que establezcan que dichos contratos quedarán sometidos al derecho o a tribunales extranjeros. Igualmente, dichas estipulaciones podrán disponer la renuncia a la inmunidad de ejecución, el señalamiento de domicilio y la designación de mandatarios en el extranjero.

Anótese, tómese razón y publíquese

MICHELLE BACHELET JERIA

Presidenta de la República

RODRIGO VALDÉS PULIDO

Ministro de Hacienda

Convenience English Translation

SUPREME DECREE No. 1,979 OF 2015 - AUTHORIZES ISSUANCE OF DIRECT LONG TERM PUBLIC INDEBTEDNESS AND ITS PLACEMENT IN THE EXTERNAL MARKET

(Published in the Official Gazette of January 9, 2016)

“N° 1,979

SANTIAGO, December 11, 2015

REGARDING THE FOLLOWING LAWS AND REGULATIONS:

Article 32 No. 6 of the Chilean Constitution; article 3 of Law No. 20,882; articles 45, 46, 47 and 47 bis of Decree Law No. 1,263 of 1975; Decree Law No. 2,349, of 1978; and article 2 No. 4 of the Decree with Force of Law No. 1, of 1994, of the Ministry of Finance;

HAVING INTO CONSIDERATION:

1. That article 3 of Law No. 20,882 authorizes the President of the Republic to incur in obligations, in Chile or abroad, in local or foreign currency, up to the amount of 9,500,000,000 dollars, currency of the United States of America, sum that, by concept of indebtedness, shall be included in the General Incomes of the Nation; and

2. That, pursuant to the same provision referred to in the preceding number, such part of the obligations incurred by the Republic to make total or partial prepayment of indebtedness incurred in previous years shall not be included in the computation of the margin of indebtedness provided for by Law No. 20,882

IT IS HEREBY DECREED:

Article 1st.- The Minister of Finance, the Undersecretary of Finance or the General Consul of Chile in New York, indistinctively, are hereby authorized to represent the Republic of Chile (hereinafter, the “Republic”) in the issuance and placement of bonds in the foreign market, denominated and payable in dollars of the United States of America (hereinafter “U.S. Dollars” or “US$” and/or denominated and payable in Euros, currency of some of the member countries of the European Union (“Euro” or “€”).

The maximum total aggregate amount, denominated in U.S. Dollars and/or Euros, of the issuances authorized hereby shall be the equivalent of up to three thousand million U.S. Dollars (U.S. 3,000,000). Of the total amount issued under this approval a maximum of up to U.S. one thousand million (US$ 1,000,000,000) can be used for the total or partial prepayment of the following series of bonds previously issued by the Republic (the “Repurchase”):

(viii)	Series of bonds denominated in U.S. Dollars, issued on August 5, 2010, with maturity on August 5, 2020, for a principal amount of one thousand million U.S. Dollars (US$ 1,000,000,000), by virtue of Supreme Decree No. 567, of 2010, of the Ministry of Finance;
(ix)	Series of bonds denominated in U.SA. Dollars, issued on September 14, 2011, with maturity on September 14, 2021 5, 2020, for a principal amount of one thousand million U.S. Dollars (US$ 1,000,000,000), by virtue of Supreme Decree No. 1,195, of 2011, of the Ministry of Finance;
(x)	Series of bonds denominated in U.S. Dollars, issued on October 30, 2012, with maturity on October 30, 2022, for a principal amount of seven hundred and fifty million U.S. Dollars (US$ 750,000,000), by virtue of Supreme Decree No. 1,035, of 2012, of the Ministry of Finance;
(xi)	Series of bonds denominated in U.S. Dollars, issued on December 12, 2014, with maturity on March 27, 2025, for a principal amount of one thousand and sixty million one hundred and thirty one thousand U.S. Dollars (US$ 1,060,131.000), by virtue of Supreme Decrees Nos. 1,857 and 1,858, of 2014, both of the Ministry of Finance;
(xii)	Series of bonds denominated in Euros, issued on December 12, 2014, with maturity on January 30, 2025, for a principal amount of eight hundred million Euros (€ 800,000,000), by virtue, by virtue of Supreme Decrees Nos. 1,857 and 1,858, of 2014, both of the Ministry of Finance, and further reopened for a principal amount of four hundred million Euros (€ 400,000,000), by virtue of Supreme Decree No. 1489, of 2014, of the Ministry of Finance; and
(xiii)	Series of bonds denominated in Euros, issued on May 27, 2015, with maturity on May 27, 2030, for a principal amount of nine hundred and fifty million Euros (€ 950,000,000), by virtue of Supreme Decree No. 489, of 2015, of the Ministry of Finance.

The equivalency in U.S. Dollars of the Euro denominated bonds to be issued or prepaid amounts, shall be calculated using the equivalency in force at the date of this decree of the Euro in relation to the U.S. Dollar, published by the Central Bank of Chile in the Official Gazette pursuant to article 44 of Law 18.840, Organic Law of the Central Bank of Chile.

Once the transactions of issuing and placement and of Repurchase of bonds referred to in paragraph 2nd. of article 1st. herein, the Minister of Finance shall dens to the Office of the General Comptroller of the Republic the corresponding documentation evidencing the details of such transactions, for the purpose that such office verifies compliance with the approval terms of this decree, makes the calculation of the effective use of the indebtedness margin and determines the remaining amount to incur in other debt obligations pursuant to the authorization granted by article 3 of Law No. 20,882.

In such capacity, any of the public officers named above will be authorized to enter into, subscribe, execute and sign any agreements, contracts and instruments which may be necessary for the issuance, registration, placement, disposition and prepayment of debt obligations, as well, as well as to implement any other matter required to carry out the external indebtedness and Repurchase transactions authorized hereby, such as: the underwriting agreement or agreements, by means of which financial institutions shall undertake to place the bonds and that may acquire them, and the fiscal agency agreement or its amendments or any other similar indenture and other agency agreements which, among other agreements, shall govern these transactions; the application of filings before administrative institutions, such as the United States Securities and Exchange Commission, and/or securities exchanges for issuance and placement of the bonds referred to in this decree and any amendments thereto.

Article 2nd.- The net proceeds obtained from the Repurchase shall be used to pay the obligations included in item 50-01-04-34, Public Debt Service, in particular the total or partial prepayment of the series of bonds detailed in paragraph 2 of article 1st. of this decree. The balance of the net proceeds obtained from the transactions authorized by this decree, shall be used to fund the obligations included in item 50-01-03-30, Acquisition of Financial Assets.

Article 3rd.- The following shall be the characteristics and financial conditions of the bond or bonds denominated in U.S. Dollars:

m)	Issuer: The Republic of Chile.

n)	Currency and Denomination: Issued and denominated in U.S. Dollars.
o)	Issuance Date: Any date from publication of this decree in the Official Gazette throughout December 30, 2016.
p)	Manner and Date of Placement: One placement during 2016.
q)	Placement Price: The placement price shall not be for less than 90% of its par value.
r)	Repayment of Principal: Principal shall be repaid upon maturity in one single installment for the total principal amount sold.
s)	Maturity: Up to 40 years as from the Issuance Date.
t)	Interest Rate: A maximum of 6% per annum.
u)	Interest Payments: Semi-annually, payable at the end of each period counted as from the Issuance Date. However, there may be agreed that the first interest payment shall be made up to nine months after the Issuance Date.
v)	Placement Fee: A maximum of 0.35% over the total amount of the bonds sold, payable in U.S. Dollars, which amount shall be deducted from the proceeds obtained from the placement thereof.
w)	Other Expenses: According to article 1 hereof, it may be agreed upon payment of other monetary obligations that are customary in the international financial markets for this kind of transactions, such as penalty interest, set-off, brokerage and other fees, fees for registration and/or for listing in securities exchanges, bond and country risk ratings, other fees and reimbursement of expenses incurred in connection with this bond issuance.
x)	Other Terms and Conditions: Such terms and conditions to be agreed upon in the indenture, in the fiscal agency agreement and in other agency agreements or in the underwriting agreement executed and delivered in accordance with article 1 hereof.

Article 4th.- The following shall be the characteristics and financial conditions of the bond or bonds denominated and payable in Euros:

m)	Issuer: The Republic of Chile.
n)	Currency and Denomination: Issued and denominated in Euros.
o)	Issuance Date: Any date from the publication of this decree in the Official Gazette throughout December 30, 2016.
p)	Manner and Date of Placement: One placement during 2016.

q)	Selling Placement Price: The selling placement price shall not be less than 90% of its par value and shall be payable in Euros.
r)	Repayment of Principal: Principal shall be repaid upon maturity in one single installment for the total principal amount sold.
s)	Maturity: Up to 40 years as from the Issuance Date.
t)	Interest Rate: A maximum of 6% per annum.
u)	Interest Payments: Annually, payable at the end of each period counted as from the Issuance Date. However, there may be agreed that the first interest payment shall be made in a date different from a year counted as from the Issuance Date.
v)	Placement Fee: A maximum of 0.35% over the total amount of the bonds sold, payable in Euros, which amount shall be deducted from the proceeds obtained from the placement thereof.
w)	Other Expenses: According to article 1 hereof, it may be agreed upon payment of other monetary obligations that are customary in the international financial markets for this kind of transactions, such as penalty interest, set-off, brokerage and other fees, fees for registration and/or for listing in securities exchanges, bond and country risk ratings, other fees and reimbursement of expenses incurred in connection with this bond issuance.
x)	Other Terms and Conditions: Such terms and conditions to be agreed upon in the indenture, in the fiscal agency agreement and in other agency agreements or in underwriting agreement executed and delivered in accordance with article 1 hereof.

Article 5th.-The documents to be entered into pursuant to article 1 hereto shall also be executed by the Treasurer General of the Republic and further be authenticated by the Comptroller General of the Republic, as applicable, in accordance with the provisions of articles 45 and 46 of Decree Law No. 1,263 of 1975 or the governing law of the referred to agreements.

The Consul General of Chile in New York is hereby authorized, according to second paragraph of article 45 of Decree Law No. 1,263 of 1975, to represent the Treasurer General of the Republic and the Comptroller General of the Republic, in case the agreements and instruments referred hereto are executed or subscribed abroad, wherein the aforementioned officer shall be authorized to execute such agreements and documents on behalf of the Treasurer General of the Republic if he does not concur to execute them and to authenticate them on behalf of the Comptroller General of the Republic, upon the Comptroller’s request.

Article 6th.-The bonds may be issued without being evidenced in printed physical form, which will not affect their legal status nor their nature as securities, in accordance with article 47 bis of Decree Law No. 1,263 of 1975, and subject to the following rules, which are deemed as the regulation required for in such provision:

d)	The Treasurer General of the Republic shall subscribe and the Comptroller General of the Republic shall authenticate a replica or facsimile per each of the bond issuances, as requested by articles 45 and 46 of Decree Law No. 1,263, of 1975, which shall suffice as subscription and authentication for all the issued bonds, and the terms and conditions of the bonds shall be those set forth in the replica.
e)	The fiscal agent shall be authorized by the corresponding fiscal agency agreement or its amendments, or any other institution acting in such capacity pursuant to a similar agreement, indenture, and any amendment thereto, to carry out, in accordance with applicable provisions, the registry referred to in the final paragraph of article 47 bis of Decree Law No. 1,263 of 1975.
f)	The initial acquisition and subsequent transfer of the bonds, as well as the required actions to exercise the rights arising therefrom, shall be made pursuant the procedures to be agreed upon in the acts and contracts referred to in article 1 hereof.

Article 7th.- The Treasurer General of the Republic is hereby authorized to represent the Republic of Chile in the administration of this long term public debt issuance, for which purposes the Treasurer General of the Republic shall be authorized, but not limited, to:

c)	Make payment of interest, set-off, commissions, fees and other expenses in accordance with this decree, pursuant to article 2 No. 4 of the Decree with force of Law No, 1, of 1994, of the Ministry of Finance; which can be deducted from the funds obtained from the placement of the bonds authorized by this decree.
d)	Retire the bonds upon maturity, with authority to enter into special arrangements for early redemption thereof. In such case, the redemption may take place at any time, in whole or in part, on a pro-rata basis, without premium or penalty.

The foregoing shall be made by the Treasurer General of the Republic with funds annually provided for in the Public Debt Service Program of the Budget of the Public Treasure established in the budget law for the corresponding year.

Article 9th.-The officers mentioned in article 1 hereto are hereby authorized to accept in the agreements and instruments to be entered into in accordance herewith provisions that stipulate that such agreements shall be subject to foreign laws and courts; as well as the waiver of immunity from execution, the designation of a foreign domicile and the appointment of process agents abroad.

TO BE RECORDED, COMMUNICATED AND PUBLISHED

MICHELLE BACHELET JERIA

President of the Republic

RODRIGO VALDÉS PULIDO

Minister of Finance”